NEWS RELEASE
August 6, 2009                                                                           Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                                                                 (301) 429-4638
Washington, DC

RADIO ONE, INC. REPORTS
SECOND QUARTER RESULTS

Washington, DC: - Radio One, Inc. (NASDAQ: ROIAK and ROIA) today reported its results for the quarter ended June 30, 2009.  Net revenue was approximately $70.1 million, a decrease of 16% from the same period in 2008.  Station operating income1 was approximately $29.6 million, a decrease of 16% from the same period in 2008. The Company reported net operating income of approximately $18.5 million, an increase of 56% from the same period in 2008. Net income was approximately $7.2 million or $0.12 per share, an improvement from the net loss of approximately $11.7 million or $0.12 per share for the same period in 2008.

Alfred C. Liggins, III, Radio One’s CEO and President commented, “At this point it seems likely that the first quarter will prove to be the low-point for 2009 radio revenues. Our second quarter performance showed significant improvement in three out of our top four markets, and we out-performed the general market in 10 of the 14 markets where we have available Miller Kaplan data. The significant cost reduction program that we launched in 2008 has mitigated to some degree the impact of falling revenues on the bottom line, but there is no doubt that the operating environment will remain very challenging for the rest of 2009.”

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PAGE 2 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
STATEMENT OF OPERATIONS	(unaudited)
	(in thousands, except share data)

NET REVENUE	$70,083	$83,432	$130,754	$155,930
:OPERATING EXPENSES
Programming and technical	19,225	20,764	39,811	39,796
Selling, general and administrative	21,305	27,489	44,879	52,007
Corporate selling, general and administrative	5,199	17,551	10,332	23,958
Stock-based compensation	596	629	1,079	957
Depreciation and amortization	5,259	5,171	10,514	8,835
Impairment of long-lived assets	-	-	48,953	-
Total operating expenses	51,584	71,604	155,568	125,553
Operating Income (Loss)	18,499	11,828	(24,814)	30,377
INTEREST INCOME	(47)	(130)	(65)	(331)
INTEREST EXPENSE	9,033	15,160	19,812	32,419
GAIN ON RETIREMENT OF DEBT	-	(1,015)	(1,221)	(1,015)
EQUITY IN (INCOME) LOSS OF AFFILIATED COMPANY	(747)	(29)	(1,897)	2,799
OTHER EXPENSE, net	114	33	64	44
Income (loss) before provision for income taxes, noncontrolling interest in income of subsidiaries and discontinued operations	10,146	(2,191)	(41,507)	(3,539)
PROVISION FOR INCOME TAXES	1,777	9,761	8,848	18,659
Net income (loss) from continuing operations	8,369	(11,952	(50,355)	(22,198)
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, net of tax	(89)	1,334	69	(6,447)
CONSOLIDATED NET INCOME (LOSS)	8,280	(10,618)	(50,286)	(28,645)
NONCONTROLLING INTEREST IN INCOME OF SUBSIDIARIES	1,067	1,058	1,938	1,881
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$7,213	$(11,676)	$(52,224)	$(30,526)

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$7,302	$(13,010)	$(52,293)	$(24,079)
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, net of tax	(89)	1,334	69	(6,447)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$7,213	$(11,676)	$(52,224)	$(30,526)

Weighted average shares outstanding - basic[2]	59,421,562	98,403,298	64,920,155	98,560,790
Weighted average shares outstanding - diluted[3]	60,034,168	98,403,298	64,920,155	98,560,790

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PAGE 3 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009		2008
	(unaudited)
	(in thousands, except per share data)
PER SHARE DATA - basic and diluted:

Income (loss) from continuing operations (basic)	$0.12	$(0.13)	$(0.81	) *	$(0.24)
Income (loss) from discontinued operations (basic)	0.00	0.01	0.00	*	(0.07)
Net income (loss) attributable to common stockholders (basic)	$0.12	$(0.12)	$(0.80	) *	$(0.31)

Income (loss) from continuing operations (diluted)	$0.12	$(0.13)	$(0.81	) *	$(0.24)
Income (loss) from discontinued operations (diluted)	0.00	0.01	0.00	*	(0.07)
Net income (loss) attributable to common stockholders (diluted)	$0.12	$(0.12)	$(0.80	) *	$(0.31)

SELECTED OTHER DATA
Station operating income [1]	$29,553	$35,179	$46,064		$64,127
Station operating income margin (% of net revenue)	42.2%	42.2%	35.2%		41.1%

Station operating income reconciliation:

Net income (loss) attributable to common stockholders	$7,213	$(11,676)	$(52,224)		$(30,526)
Plus: Depreciation and amortization	5,259	5,171	10,514		8,835
Plus: Corporate selling, general and administrative expenses	5,199	17,551	10,332		23,958
Plus: Stock-based compensation	596	629	1,079		957
Plus: Equity in (income) loss of affiliated company	(747)	(29)	(1,897)		2,799
Plus: Provision for income taxes	1,777	9,761	8,848		18,659
Plus: Noncontrolling interest in income of subsidiaries	1,067	1,058	1,938		1,881
Plus: Interest expense	9,033	15,160	19,812		32,419
Plus: Impairment of long-lived assets	-	-	48,953		-
Plus: Other expense	114	33	64		44
Plus: Loss (income) loss from discontinued operations, net of tax	89	(1,334)	(69)		6,447
Less: Gain on retirement of debt	-	(1,015)	(1,221)		(1,015)
Less: Interest income	(47)	(130)	(65)		(331)
Station operating income	$29,553	$35,179	$46,064		$64,127

Adjusted EBITDA[4]	$24,354	$17,628	$35,732		$40,169

Adjusted EBITDA reconciliation:

Net income (loss) attributable to common stockholders	$7,213	$(11,676)	$(52,224)		$(30,526)
Plus: Depreciation and amortization	5,259	5,171	10,514		8,835
Plus: Provision for income taxes	1,777	9,761	8,848		18,659
Plus: Interest expense	9,033	15,160	19,812		32,419
Less: Interest income	(47)	(130)	(65)		(331)
EBITDA	$23,235	$18,286	$(13,115)		$29,056
Plus: Equity in (income) loss of affiliated company	(747)	(29)	(1,897)		2,799
Plus: Noncontrolling interest in income of subsidiaries	1,067	1,058	1,938		1,881
Plus: Impairment of long-lived assets	-	-	48,953		-
Plus: Stock-based compensation	596	629	1,079		957
Plus: Other expense	114	33	64		44
Plus: Loss (income) loss from discontinued operations, net of tax	89	(1,334)	(69)		6,447
Less: Gain on retirement of debt	-	(1,015)	(1,221)		(1,015)
Adjusted EBITDA	$24,354	$17,628	$35,732		$40,169

*Per share amounts do not add due to rounding.

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PAGE 4 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	June 30, 2009	December 31, 2008
	(unaudited)
SELECTED BALANCE SHEET DATA:	(in thousands)
Cash and cash equivalents	$22,153	$22,289
Intangible assets, net	891,884	944,969
Total assets	1,066,598	1,125,477
Total debt (including current portion)	673,539	675,362
Total liabilities	809,759	810,002
Total stockholders' equity	252,920	313,494
Noncontrolling interest in subsidiaries	3,919	1,981

	Amount Outstanding	Applicable Interest Rate (a)
	(in thousands)
SELECTED LEVERAGE AND SWAP DATA:
Senior bank term debt (swap matures 6/16/2010) (a)	$25,000	6.27%
Senior bank term debt (swap matures 6/16/2012) (a)	25,000	6.47%
Senior bank term debt (at variable rates) (b)	4,029	2.63%
Senior bank revolving debt (at variable rates) (c)	318,000	2.33%
8-7/8% senior subordinated notes (fixed rate)	101,510	8.88%
6-3/8% senior subordinated notes (fixed rate)	200,000	6.38%

(a)
A total of $50.0 million is subject to fixed rate swap agreements that became effective in June 2005. Under our fixed rate swap agreements, we pay a fixed rate plus a spread based on our leverage ratio, as defined in our Credit Agreement. That spread is currently set at 2.00% and is incorporated into the applicable interest rates set forth above.

(b)
Subject to rolling three month LIBOR plus a spread currently at 2.00% and incorporated into the applicable interest rate set forth above.  This tranche is not covered by swap agreements described in footnote (a).

(c)
Subject to rolling one month LIBOR plus a spread currently at 2.00% and incorporated into the applicable interest rate set forth above.  This tranche is not covered by swap agreements described in footnote (a).

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Radio One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Radio One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in Radio One’s reports on Form 10-K/A and other filings with the Securities and Exchange Commission.  Radio One does not undertake any duty to update any forward-looking statements.

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PAGE 5 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

Net revenue decreased to approximately $70.1 million for the quarter ended June 30, 2009, from approximately $83.4 million for the same period in 2008, a decrease of 16.0%. While the markets in which we operate were down 21.3% in revenue this quarter, we out performed by 530 basis points, and we saw sequential improvement from the 23.9% revenue decline we experienced in first quarter 2009. Our best performing markets for the quarter were Houston, Baltimore and Atlanta, the latter benefitting from format changes that we made in the first quarter 2009. Despite gaining market share, the continuing weakness in the advertising market meant that we experienced revenue declines in all but one of our radio markets. Both Community Connect Inc. and Reach Media experienced internet revenue declines due to overall advertising weakness. Net revenue for our syndicated programs and our St. Louis radio market experienced growth for the quarter.

Operating expenses, excluding depreciation and amortization and stock-based compensation, decreased to approximately $45.7 million from approximately $65.8.million for the quarters ended June 30, 2009 and 2008, respectively, a decrease of 30.5%. Approximately $10.4 million of the decrease is associated with the non-recurrence of charges recorded in second quarter 2008 for the CEO’s new employment agreement. Our radio division generated the majority of the additional expense savings through its continuing cost cutting initiatives, specifically compensation savings from employee layoffs and salary cuts, vacation benefit savings from scheduled office closings and changes to the Company’s vacation policy, and reductions to discretionary expenses such as promotional spending and travel and entertainment. Revenue declines drove corresponding reductions in commissions and national representative fees. We also incurred lower publishing costs for Giant Magazine and less traffic acquisition costs for our internet business. Excluding the approximately $10.4 million recorded in second quarter 2008 for the CEO’s new employment agreement, operating expenses declined 17.5% for the three months ended June 30, 2009, compared to the same period in 2008.

Interest expense decreased to approximately $9.0 million for the quarter ended June 30, 2009, from approximately $15.2 million for the same period in 2008, a decline of 40.4%. The decrease in interest expense for the three months ended June 30, 2009 was due primarily to early redemptions of the Company’s 8 7/8% Senior Subordinated Notes due July 2011, and to a lesser extent, more favorable rates and pay downs of outstanding debt on the Company’s credit facility.

As there were no early bond redemptions for the quarter ended June 30, 2009, there was no gain on retirement of debt to report for the quarter, compared to approximately $1.0 million for the same period in 2008. The second quarter 2008 gain on retirement of debt was due to the early redemption of approximately $8.0 million of the Company’s 8 7/8% Senior Subordinated Notes during that quarter, at an average discount of 13.5%.  A principal amount of $101.5 million remained outstanding as of June 30, 2009 for these senior subordinated notes.

Equity in income of affiliated company increased to $747,000 for the quarter ended June 30, 2009, compared to $29,000 for the same period in 2008.  The amounts are attributable to our share of income generated by TV One, LLC (“TV One”) for the quarters ended June 30, 2009 and 2008, respectively. The Company’s share of TV One’s income is driven by TV One’s current capital structure and the Company’s ownership levels in the equity securities of TV One that are currently absorbing its net income.

Provision for income taxes decreased to approximately $1.8 million for the quarter ended June 30, 2009, compared to approximately $9.8 million for the same quarter in 2008, a decrease of 81.8%. In prior years, we recorded a deferred tax liability (“DTL”) related to the amortization of indefinite-lived assets that are deducted for tax purposes, but not deducted for book purposes. Also in prior years, the Company generated deferred tax assets (“DTAs”), mainly federal and state net operating loss (“NOLs”) carryforwards. In the fourth quarter of 2007, except for DTAs in its historically profitable filing jurisdictions, and DTAs associated with definite-lived assets, the Company recorded a full valuation allowance for all other DTAs, including NOLs, as it was determined that more likely than not, the DTAs would not be realized. As a result, the decrease in taxes is due to differences in the amount of change in DTAs associated with definite-lived assets for which no valuation allowance is provided.

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PAGE 6 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

Loss from discontinued operations, net of tax, was $89,000 for the quarter ended June 30, 2009, compared to income, net of tax, of approximately $1.3 million for the same period in 2008. The loss from discontinued operations, net of tax, for the three months ended June 30, 2009 is primarily due to legal and professional expenses incurred as a result of ongoing legal activity from previous station sales. The gain from discontinued operations, net of tax, for the three months ended June 30, 2008 resulted from the gain on the April 2008 closing on the sale of the assets of radio station WMCU-AM, located in the Miami metropolitan area. The loss or income from discontinued operations, net of tax, also includes a tax provision of $4,000 for the three months ended June 30, 2009, compared to a tax provision of $351,000 for the same period in 2008.

Other pertinent financial information includes capital expenditures of approximately $1.4 million and $2.0 million for the quarters ended June 30, 2009 and 2008, respectively. In addition, as of June 30, 2009, Radio One had total debt (net of cash balances) of approximately $651.4 million.

In March 2008, the Company’s board of directors authorized a repurchase of shares of the Company’s Class A and Class D common stock through December 31, 2009 of up to $150.0 million, the maximum amount allowable under the Credit Agreement. The amount and timing of such repurchases will be based on pricing, general economic and market conditions, and the restrictions contained in the agreements governing the Company’s credit facilities and subordinated debt and certain other factors. While $150.0 million is the maximum amount allowable under the Credit Agreement, in 2005 under a prior board authorization, the Company utilized approximately $78.0 million to repurchase common stock leaving capacity of $72.0 million under the Credit Agreement. During the quarter ended June 30, 2009, the Company repurchased 12,374 shares of Class A common stock for $10,834 at an average price of $0.88, and approximately 6.4 million shares of Class D common stock for approximately $3.0 million at an average price of $0.47. During the six months ended June 30, 2009, the Company repurchased 34,889 shares of Class A common stock for $23,724 at an average price of $0.68, and approximately 20.8 million shares of Class D common stock for approximately $9.9 million at an average price of $0.47. As of June 30, 2009, the Company had approximately $50.0 million in capacity available under the share repurchase program taking into account the limitations of the Credit Agreement and prior repurchase activity.

Supplemental Financial Information:

For comparative purposes, the following more detailed, unaudited and adjusted statements of operations for the three months and six months ended June 30, 2009 and 2008 are included.

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PAGE 7 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30, 2009
	(in thousands, unaudited)

					Corporate/
			Reach	Internet/	Eliminations/
	Consolidated	Radio One	Media	Publishing	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$70,083	$57,467	$11,011	$3,225	$(1,620)
OPERATING EXPENSES:
Programming and technical	19,225	13,065	4,516	2,602	(958)
Selling, general and administrative	21,305	17,493	1,351	3,560	(1,099)
Corporate selling, general and administrative	5,199	-	1,677	-	3,522
Stock-based compensation	596	187	-	-	409
Depreciation and amortization	5,259	2,348	981	1,624	306
Total operating expenses	51,584	33,093	8,525	7,786	2,180
Operating income (loss)	18,499	24,374	2,486	(4,561)	(3,800)
INTEREST INCOME	(47)	-	(12)	-	(35)
INTEREST EXPENSE	9,033	-	1	1	9,031
EQUITY IN INCOME OF AFFILIATED COMPANY	(747)	-	-	-	(747)
OTHER EXPENSE, net	114	110	-	4	-
Income (loss) before provision for income taxes, noncontrolling interest in income of subsidiaries and discontinued operations	10,146	24,264	2,497	(4,566)	(12,049)
PROVISION FOR INCOME TAXES	1,777	899	878	-	-
Net income (loss) from continuing operations	8,369	23,365	1,619	(4,566)	(12,049)
(LOSS) FROM DISCONTINUED OPERATIONS, net of tax	(89)	(89)	-	-	-
CONSOLIDATED NET INCOME (LOSS)	8,280	23,276	1,619	(4,566)	(12,049)
NONCONTROLLING INTEREST IN INCOME OF SUBSIDIARIES	1,067	-	-	-	1,067
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$7,213	$23,276	$1,619	$(4,566)	$(13,116)

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PAGE 8 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30, 2008
	(in thousands, unaudited)

					Corporate/
			Reach	Internet/	Eliminations/
	Consolidated	Radio One	Media	Publishing	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$83,432	$68,883	$11,399	$4,187	$(1,037)
OPERATING EXPENSES:
Programming and technical	20,764	14,163	4,749	2,796	(944)
Selling, general and administrative	27,489	22,354	1,285	4,604	(754)
Corporate selling, general and administrative	17,551	-	1,897	-	15,654
Stock-based compensation	629	322	-	51	256
Depreciation and amortization	5,171	2,310	1,001	1,502	358
Total operating expenses	71,604	39,149	8,932	8,953	14,570
Operating income (loss)	11,828	29,734	2,467	(4,766)	(15,607)
INTEREST INCOME	(130)	-	(19)	2	(113)
INTEREST EXPENSE	15,160	51	-	10	15,099
GAIN ON RETIREMENT OF DEBT	(1,015)	-	-	-	(1,015)
EQUITY IN INCOME OF AFFILIATED COMPANY	(29)	-	-	-	(29)
OTHER EXPENSE, net	33	-	-	33	-
(Loss) income before provision for income taxes, noncontrolling interest in income of subsidiaries and discontinued operations	(2,191)	29,683	2,486	(4,811)	(29,549)
PROVISION FOR INCOME TAXES	9,761	8,841	920	-	-
Net (loss) income from continuing operations	(11,952)	20,842	1,566	(4,811)	(29,549)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	1,334	1,334	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(10,618)	22,176	1,566	(4,811)	(29,549)
NONCONTROLLING INTEREST IN INCOME OF SUBSIDIARIES	1,058	-	-	-	1,058
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(11,676)	$22,176	$1,566	$(4,811)	$(30,607)

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PAGE 9 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Six Months Ended June 30, 2009
	(in thousands, unaudited)

					Corporate/
			Reach	Internet/	Eliminations/
	Consolidated	Radio One	Media	Publishing	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$130,754	$104,809	$21,503	$7,049	$(2,607)
OPERATING EXPENSES:
Programming and technical	39,811	26,576	9,378	5,781	(1,924)
Selling, general and administrative	44,879	37,040	2,311	7,118	(1,590)
Corporate selling, general and administrative	10,332	-	3,522	-	6,810
Stock-based compensation	1,079	313	-	-	766
Depreciation and amortization	10,514	4,737	1,962	3,217	598
Impairment of long-lived assets	48,953	48,953	-	-	-
Total operating expenses	155,568	117,619	17,173	16,116	4,660
Operating (loss) income	(24,814)	(12,810)	4,330	(9,067)	(7,267)
INTEREST INCOME	(65)	-	(22)	-	(43)
INTEREST EXPENSE	19,812	-	1	3	19,808
GAIN ON RETIREMENT OF DEBT	(1,221)	-	-	-	(1,221)
EQUITY IN INCOME OF AFFILIATED COMPANY	(1,897)	-	-	-	(1,897)
OTHER EXPENSE (INCOME), net	64	109	-	(71)	26
(Loss) income before provision for income taxes, noncontrolling interest in income of subsidiaries and discontinued operations	(41,507)	(12,919)	4,351	(8,999)	(23,940)
PROVISION FOR INCOME TAXES	8,848	7,314	1,534	-	-
Net (loss) income from continuing operations	(50,355)	(20,233)	2,817	(8,999)	(23,940)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	69	69	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(50,286)	(20,164)	2,817	(8,999)	(23,940)
NONCONTROLLING INTEREST IN INCOME OF SUBSIDIARIES	1,938	-	-	-	1,938
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(52,224)	$(20,164)	$2,817	$(8,999)	$(25,878)

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PAGE 10 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Six Months Ended June 30, 2008
	(in thousands, unaudited)

					Corporate/
			Reach	Internet/	Eliminations/
	Consolidated	Radio One	Media	Publishing	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$155,930	$131,059	$21,865	$5,038	$(2,032)
OPERATING EXPENSES:
Programming and technical	39,796	27,862	9,781	4,041	(1,888)
Selling, general and administrative	52,007	44,730	2,139	6,600	(1,462)
Corporate selling, general and administrative	23,958	-	3,830	-	20,128
Stock-based compensation	957	489	-	89	379
Depreciation and amortization	8,835	4,545	1,998	1,527	765
Total operating expenses	125,553	77,626	17,748	12,257	17,922
Operating income (loss)	30,377	53,433	4,117	(7,219)	(19,954)
INTEREST INCOME	(331)	-	(61)	2	(272)
INTEREST EXPENSE	32,419	711	-	10	31,698
GAIN ON RETIREMENT OF DEBT	(1,015)	-	-	-	(1,015)
EQUITY IN LOSS OF AFFILIATED COMPANY	2,799	-	-	-	2,799
OTHER EXPENSE (INCOME), net	44	-	-	47	(3)
(Loss) income before provision for income taxes, noncontrolling interest in income of subsidiaries and discontinued operations	(3,539)	52,722	4,178	(7,278)	(53,161)
PROVISION FOR INCOME TAXES	18,659	17,135	1,524	-	-
Net (loss) income from continuing operations	(22,198)	35,587	2,654	(7,278)	(53,161)
LOSS FROM DISCONTINUED OPERATIONS, net of tax	(6,447)	(6,447)	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(28,645)	29,140	2,654	(7,278)	(53,161)
NONCONTROLLING INTEREST IN INCOME OF SUBSIDIARIES	1,881	-	-	-	1,881
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(30,526)	$29,140	$2,654	$(7,278)	$(55,042)

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PAGE 11 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

The Company announced during its 2008 fourth quarter conference call that it would move to an annual conference call schedule as opposed to a quarterly conference call schedule, effective for the fiscal year 2009.  Thus, no conference call is scheduled for discussion of the second quarter results.

Radio One, Inc. (www.radio-one.com) is one of the nation's largest radio broadcasting companies and the largest radio broadcasting company that primarily targets African-American and urban listeners. Radio One currently owns 53 broadcast stations located in 16 urban markets in the United States. Additionally, Radio One owns Giant Magazine (www.giantmag.com), and Community Connect Inc. (www.communityconnect.com), an online social networking company, which operates a number of branded websites, including BlackPlanet, MiGente, and Asian Avenue. The Company owns an equity interest in TV One, LLC (www.tvoneonline.com), a cable/satellite network programming primarily to African-Americans and Reach Media, Inc. (www.blackamericaweb.com), owner of the Tom Joyner Morning Show and other businesses associated with Tom Joyner.

Notes:

1           “Station operating income” consists of net loss or income before depreciation and amortization, corporate expenses, stock-based compensation, equity in income or loss of affiliated company, provision for income taxes, noncontrolling interest in income of subsidiaries, interest expense, impairment of long-lived assets, other income or expense, gain on retirement of debt, and income or loss from discontinued operations, net of tax. Station operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless we believe station operating income is often a useful measure of a broadcasting company’s operating performance and is a significant basis used by our management to measure the operating performance of our stations within the various markets because station operating income provides helpful information about our results of operations apart from expenses associated with our physical plant, income taxes, investments, debt financings, gain on retirement of debt, corporate overhead, stock-based compensation, impairment of long-lived assets and income or losses from asset sales. Station operating income is frequently used as one of the bases for comparing businesses in our industry, although our measure of station operating income may not be comparable to similarly titled measures of other companies. Station operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of operating income to station operating income has been provided in this release.

2           For the three months ended June 30, 2009 and 2008, Radio One had 59,421,562 and 98,403,298 shares of common stock outstanding on a weighted average basis (basic) and 60,034,168 and 98,403,298 shares of common stock outstanding on a weighted average basis (fully diluted) for outstanding stock options, respectively.

3           For the six months ended June 30, 2009 and 2008, Radio One had 64,920,155 and 98,560,790 shares of common stock outstanding on a weighted average basis, both basic and fully diluted for outstanding stock options, respectively.

4           “Adjusted EBITDA” consists of net loss or income plus (1) depreciation, amortization, provision for income taxes, interest expense, equity in income or loss of affiliated company, noncontrolling interest in income of subsidiaries, impairment of long-lived assets, stock-based compensation, other income or expense and loss or (income) from discontinued operations, net of tax, less (2) interest income and gain on retirement of debt. Net income before interest income, interest expense, provision for income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, as well as our equity in loss of our affiliated company, gain on retirement of debt and any discontinued operations. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our physical plant, capital structure or the results of our affiliated company. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income to EBITDA and Adjusted EBITDA has been provided in this release.